Tshinghua Science Park, YuQuanHuiGu

Office Lease Agreement

This Lease Agreement was entered into on January 1, 2009 in Beijing between Beijing YuQuanHuiGu  Realty Management Ltd. Co. (Party A) and Rise King Century Technology Development (Beijing) Co., Ltd. (Party B).

Each Party A or Party B is referred as a “Party” and collectively as the “Parties.”

Preamble

According to the Contract Laws of the People’s Republic of China and any other applicable laws and regulations, the Parties entered into this Agreement on the basis of equality and mutual benefit and through friendly negotiations as follows:

Section 1 the Parties

1.1	The Parties to this Agreement are:
(1)	Party A (the lessor): Beijing YuQuanHuiGu Realty Management Ltd. Co.
Registered Address: HaiDian District YuQuanShang 3 MinZhuang Road
Phone: 010-88850808
Fax: 010-88850678
Legal Person: Liu, JiXiang
Title: Legal Person

(2)	Party B (the lesseeRise King Century Technology Development (Beijing) Co., Ltd.
Registered Address:
Phone:
Fax:
Legal Person: Cheng, HanDong
Title: CEO

Section 2 Defined Terms

“Construction Area” means the area inside each suite plus its share of common areas.
“Lease Starting Date” means the date on which the rent shall start to be calculated according to this Agreement.

Section 3 Terms of the Agreement

3.1 The name of the leased property: Tshinghua Science Park, YuQuanHuiGu
3.2 The location of the leased property: the property leased to Party B shall be Tshinghua Science Park, YuQuanHuiGu, one below-ground floors on Bldg #6.
3.3. Purpose of the lease property: the property leased to Party B (the “Property”) is to be used by Party B as office space.
3.4 Leased Area: Construction area of 876 square meters, of which 876 square meters are above ground and 0 square meters are underground.
3.5 Term of the Lease: the term of the lease of the Property shall start on January 1, 2009 till December 31, 2011 for a total of three years.
3.6 Lease Agreement: this Lease Agreement shall be signed on January 1, 2009.
3.7 Lease Start Date: January 1, 2009.
3.8 Amount of Rent: The daily amount Party B shall be responsible for during the term of this Agreement for the Property is RMB 0 Yuan/Day/Square Meter of Construction Area for the above-ground space and RMB 1 Yuan/Day/Square Meter of Construction Area for the underground space.
3.9 Party B shall make a one-time payment of rent RMB 78,840 Yuan and deposit RMB 26,000, which totals at RMB 104,840 Yuan, to Party A, and to fulfill all check-in procedures required by Party A. Only after the fulfillment of the above requirements shall Party B start to use the Property.
3.10 The Method of Payment: Rent shall be paid before the usage of Property, and so rent shall be paid quarterly. Party B shall remit to Party A or the bank designated by Party A the first payment of rent on the day when this Agreement is signed. Thereafter, Party B shall remit rent for the next quarter to Party A or the bank designated by Party A during the last seven business days of each quarter. After the receipt of rent, Party A shall acknowledge with the issuance of receipt.
3.10.1 The first payment of rent by Party B already covers till March 31, 2009 and thereafter the method of payment shall follow the terms of Section 3.10 above.
3.11 The deposit shall be RMB 26,000, which shall be returned in full to Party B or the bank designated by Party B within ten days of the expiration of this Agreement provided that Party B has not breached this Agreement in any way.

Account Name: Beijing YuQuanHuiGu Realty Management Ltd. Co.
Bank: Beijing Rural Commercial Bank, SiJiQin Branch
Account Number: XXXXXXXXXXXXXXX

Section 4 Obligations of Parties

4.1 In addition to any other obligations and responsibilities under this Agreement, Party A is obliged to:
4.1.1 provide the leased property according to the timetable set by this Agreement, but Party A does not guarantee the Property could be put to immediate commercial use by Party B.
4.1.2 provide all the facilities specified in this Agreement, to inspect periodically, maintain, safeguard Tshinghua Science Park, YuQuanHuiGu and its facilities, so as to ensure the proper operation of Tshinghua Science Park, YuQuanHuiGu and its facilities, and the safe use by Party B.
4.1.3 assist Party B in handling all check-in procedures;

4.1.4 guarantee no third-party claims to the suite covered by this Agreement and to reimburse any loss to Party B due to any third-party claims thereto;
4.1.5 improve its service rendered by Party A or Property Management Company retained by Party A.
4.1.6 notify Party B in writing twenty business days in advance if Party A has to take back the rental property before the expiration of this Agreement. And if there is any damage to Party B due to the above reason, Party A shall compensate certain amount, which may include:
4.1.6.1 the fee incurred by the lessee for decorating the rental property, which shall be valued at its depreciation value;
4.1.6.2 other losses which shall not exceed one month’s rent.
4.1.7 if Party A shall transfer the property to a third party according to applicable laws, the third party shall assume Party A’s obligations under this Agreement and this Agreement continues to be valid provided that there is no new agreement.
4.1.8 to notify Party B in writing three months in advance if Party A is to sell the property. Party B shall have the rights of first offer under the same terms.
4.1.9 to obey the management rules set by Tshinghua Science Park, YuQuanHuiGu.
4.2 In addition to any other obligations and responsibilities under this Agreement, Party B is obliged to:
4.2.1 provide Party A with copies of its business registration certificate and identity card of its legal person as the signing of this Agreement. If there is any change to the above documents, Party B shall notify Party A in writing five business days in advance.
4.2.2 pay rent on a timely basis according to this Agreement, Property Management Agreement, Management Regulations and supplements.
4.2.3 follow the Management Regulations of Tshinghua Science Park, YuQuanHuiGu and Management Rules of Tshinghua Science Park, YuQuanHuiGu. If Party B improperly used Tshinghua Science Park, YuQuanHuiGu or its facilities or maliciously damaged the above, Party B shall timely notify Party A or the Property Management Company in writing and be responsible for losses, costs and expenses incurred by the damages.
4.2.4 if due to no fault of Party B, any equipment or facility provided by Party A in the rental property suffered a damage, Party B shall timely notify Party A or the Property Management Company in writing so that the Property Management Company can arrange to have the same repaired.
4.2.5 if there is damage to person or things due to the reason that Party B improperly used, mismanage or failed to maintain the rental property, Party B shall solve the dispute by itself. Any damage suffered to the rental property shall be handled according to this Agreement.
4.2.6 Party B may decorate the rental property except the fire system and central air system provided that the decoration shall not alter the structure of the property or its purpose and Party A has agreed to the scale, area, method and materials for the decoration. Party B shall select lass two or above certified decoration contractors for the decoration work. Party B shall apply to Party A (or Party A’s authorized representative) for the start of the decoration work and to supply to Party A all relevant documents including but not limited to design of the decoration and the work plan. After receiving the above, Party A shall notify Party B within 14 business days. After the approval from Party A, Party B shall enter into an “Agreement on the Management of Decorations” with Beijing YuQuanHuiGu Property Management Ltd. Co. and then Party B may start decorating, which shall conform to the applicable laws of the country, fire regulations and the safety and overall appearance of Tshinghua Science Park, YuQuanHuiGu.  Party B may maintain the upkeep of its own decorations, or entrust Party A with the task and if so shall pay Party A a maintenance fee. If Party B did any decoration work without the prior approval of Party A, Party A may require Party B to restore the property to its original condition and any cost and expenses related thereto (including restoration fees, loss to facilities and penalty for breaches) shall be borne by Party B.

4.2.7 Party B shall not transfer, sublease the rental property or submit the same to the use of third parties or share it with third parties, otherwise Party B shall be deemed in breach of this Agreement.
4.2.8 Party B shall allow Party A (or authorized representatives of Party A) to enter the rental property during appropriate hours, for appropriate reasons and with prior notification (except for emergency when no notification is necessary) in order to inspect the rental property or handle emergency situations. If there is any condition which requires the maintenance by Party B, Party B shall pay for the maintenance on a timely basis according to the requirements of Party A (or authorized representatives of Party A). If Party B fails to do the maintenance on a timely basis, Party A (or authorized representatives of Party A) may do the work on Party B’s behalf and Party B shall be responsible for all costs and expenses incurred.
4.2.9 Party B shall make sure its employees, visitors and agents follow this Agreement, Property Management Agreement, Property Management Regulations and all rules and regulations of Tshinghua Science Park, YuQuanHuiGu during their use, management and maintenance of the rental property. Party B shall be responsible for any loss or damages suffered by the rental property due to the fault of its employees, visitors and agents.
4.2.10 The lessee shall take care and use properly the rental property and its facilities, and shall not change, expand or add thereto without prior approval from Party A. If there is a need for any change, the approval of the lessor is required and a written agreement must be entered into. If, due to the fault of the lessee, the rental property suffers damage, the lessee shall be responsible for its restoration or compensation.
4.2.11 The lessor may terminate this Agreement, reclaim the rental property and requires a compensation if any damage ensues, if any one of the following occurs:
4.2.11.1 late payment of rent for up to 30 days;
4.2.11.2 sublease the rental property without prior approval;
4.2.11.3 transfer, lend or exchange the rental property without prior approval;
4.2.11.4 change the structure or purpose of the rental property without prior approval;
4.2.11.5 conduct illegal activities using the rental property;
4.2.11.6 intentionally damage the rental property;
4.2.11.7 any other conditions or situations where applicable laws and regulations authorize the termination of the Agreement and reclamation of the rental property;
4.2.12 During the term of this Agreement if there are any liability and obligation incurred due to the business and other activities of Party B, Party B shall be responsible for all of it.
4.2.13 Follow the Property Management Regulations of Tshinghua Science Park, YuQuanHuiGu.

Section 5 Renewal and Expiration of Lease

5.1 After the expiration of the lease, this Agreement shall automatically terminate. If the lessee would like to continue the use of the rental property, it shall inquire three months in advance of the expiration of the lease. If the lessor agrees, a new lease agreement shall be entered into. If Party A shall continue to lease out the rental property, Party B shall have the right of first offer under the same terms and conditions. If after the expiration of the lease, Party B was unable to locate new rental property, it may negotiate with Party A for an extension of the term of lease.

5.2 After the expiration of the lease, if Party B decides not to renew or Party A decides not to accept, Party B shall leave all decorations with the rental property. Before the check-out procedure is completed, Party B shall keep the rental property in good repairs.

Section 6 Liability in Breach

6.1 During the term of this Agreement, if any Party breaches, it shall bear all responsibilities thereto. If there is any damage done to the other non-breaching Party, the breaching Party shall be liable for any compensation. If both Parties have fault, then each Party shall be responsible for its own share of responsibilities.
6.2 If Party A fails to provide Party B with rental property conforming to this Agreement within the time period provided herein, Party A shall pay penalty to Party B, which shall be a daily fee of 0.5% of the deposit fee paid by Party B. If the breach last more than 30 days, Party B may terminate this Agreement. Party A shall pay the penalty within seven business days and return the deposit to Party B.
6.3 After this Agreement is effective, if Party B breaches, then all rent and deposits already paid shall be forfeited. Party B shall pay rent on a timely basis and if it fails to do so, Party B shall pay penalty to Party A, which shall be a daily fee of 0.5% of the rent paid by Party B. If the breach last more than 30 days, Party A may terminate this Agreement.
6.4 If this Agreement is terminated before its expiration, Party A may reclaim the rental property and its facilities immediately, and all decorative items belong to Party A.
6.5 After the expiration or termination of this Agreement, Party B shall remove all its belongings from the rental property within seven business days. Otherwise, Party B shall be deemed to renounce its title thereto and Party A shall be free to dispose of the items. Any costs and expense or losses incurred by Party A for this reason shall be the responsibility of Party B.

Section 7 Force Majeure

7.1 Force Majeure means any circumstances which could not have been foreseen, avoided or overcame, for example, earthquakes, typhoons, rainfalls, fires, wars and other natural causes. The Party which suffers a force majeure event shall notify in writing the other Party and provide details thereto and any supporting documentation for its inability or partial ability of or delays in performance of this Agreement with 15 business day. Such supporting documentation shall be issued by the notary agency from where the force majeure event takes place. According to the impact of such event, both Parties may negotiate to see if there is a need to terminate this Agreement, or partially exempt the performance thereof or to delay the performance. Difficulties in business management or improper arrangements shall not be deemed a force majeure event no matter how serious the circumstances are.

Section 8 Applicable Law and Dispute Resolution

8.1 The PRC law shall be applicable to the contract establishment, interpretation and resolution of dispute related to the contract.
8.2 Both parties shall resolve their disputes related to the contract through friendly negotiation; if parties can not settle their dispute through negotiation, either party can make an arbitration application to Beijing Arbitration Committee to arbitration the dispute according to relevant  rules and regulations. The arbitration is final and is binding on both parties.

Section 9 Other Agreements

9.1 The parties agree to sign a supplementary agreement to resolve other related issued not covered by this contract. The schedules and supplementary agreements to this contract is an integral part of this contract.
9.2 Besides all the agreements in this contract, both parties agree to abide by the property management agreement and management covenants; Party B shall also abide by Party A’s regulations regarding to the management of Qinghua Huiyuan Technology Park and Yuquanhuigu.
9.3 Both parties agree that principle of autonomy of will is the principle governing the establish and performance of the contract.
9.4 The title of the contract is for reference only and shall not have any impact on the understanding and interpretation of the contract.
9.5 This contract shall be interpreted according to its meaning in Chinese. There are five copies of the contract with equal legal effect. Party A keeps three copies. Party B keeps two copies.
9.6 After both parties sign the contract, the contract shall be effective on the day Party B pays the rent.

Party A (seal) Beijing YuQuanHuiGu Realty Management Ltd. Co
Authorized Signature

Party B (Seal) Rise King Century Technology Development (Beijing) Co., Ltd.
Authorized Signature

Supplementary Agreement
Party A: Beijing YuQuanHuiGu Realty Management Ltd. Co.
Party B: Rise King Century Technology Development (Beijing) Co., Ltd.

Both parties have signed an office leasing contract on January 1, 2009. (hereinafter “Original Leasing Contract”).Through friendly negotiation, both parties agree to sign a supplementary agreement to the Original Leasing Contract.

1. Party B agrees to pay for the maintenance and repair of decorations already existed on the property.
2. This supplementary agreement is an integral party of the Original Leasing Contract. It shall be effective after both parties sign it. Any conflict between this agreement and the Original Leasing Contract shall be resolved according to this contract. The agreements in the Original Leasing Contract which are not covered by this supplementary agreement shall continue to be effective.
3. There are five copies of this agreement with equal legal effect. Party A keeps three copies. Party B keeps two copies.

Party A (seal) Beijing YuQuanHuiGu Realty Management Ltd. Co
/s/ JiXiang Liu
JiXiang Liu
Authorized Signator
January 1, 2009

Party B (Seal)Rise King Century Technology Development (Beijing) Co., Ltd.
/s/ Handong Cheng
Handong Cheng
Authorized Signator
January 1, 2009